Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Amphenol Corporation and the effectiveness of Amphenol Corporation's internal control over financial reporting dated February 23, 2009, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
November 10, 2009